UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2005

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa Johns Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Employment Agreement with William Van Epps

On March 9, 2005, Papa John’s International, Inc. (the “Company”), entered into an Employment Agreement (the “Agreement”) with William Van Epps.  Pursuant to the terms of the Agreement, Mr. Van Epps will continue to hold the position of Chief Operations Officer, a position he has held since January 2004, through August 31, 2007. The following summary of the material terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

The Agreement provides for the employment of Mr. Van Epps for a term beginning March 9, 2005 and ending August 31, 2007, unless the Agreement is terminated earlier in accordance with its terms.  The Agreement provides for a base annual salary of $500,000 for service as Chief Operations Officer.  The Agreement also provides for an annual grant of an option to purchase 10,000 shares of the Company’s common stock pursuant to the terms of the Company’s 1999 Team Member Stock Ownership Plan (the “Plan”).  In addition, pursuant to the Company’s new executive officer incentive compensation guidelines, during each year of the Agreement, Mr. Van Epps will (a) be eligible to receive bonus payments in accordance with the then-existing applicable bonus plan as approved by the Compensation Committee of the Board of Directors for each year of the term; (b) receive an annual performance share grant based on shareholder return versus peer group, of up to 2,000 shares, with awards settled in cash; (c) receive an annual stock option grant of up to two times the number of shares of the Company’s common stock purchased by Mr. Van Epps on the open market or owned by Mr. Van Epps and designated under the incentive program (not to exceed options for 12,000 shares per annum).

The Agreement also permits Mr. Van Epps to participate in the Company’s deferred compensation plan, 401(k) plan, and medical, dental, life and disability insurance programs, as well as to receive other standard benefits offered by the Company to its employees from time to time.

Mr. Van Epps will receive severance benefits under the Agreement if the Company terminates his employment for any reason other than for “cause,” as defined in the Agreement. In that instance Mr. Van Epps would be entitled to receive an amount equal to the greater of the base salary that would be paid to him under the terms of the Agreement or $500,000.

* * *

Item 9.01.  Financial Statements and Exhibits

(c)                        Exhibits.

10.1                 Employment Agreement dated as of March 9, 2005, between Papa John’s International, Inc. and William Van Epps.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: March 16, 2005	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer